Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

CONTACT:	Ned Mavrommatis ned@id-systems.com
Chief Financial Officer Tel: 201-996-9000

I.D. Systems Adopts Limited Duration Shareholder Rights Plan

Hackensack, NJ, July 2, 2009—I.D. Systems, Inc. (NASDAQ: IDSY) (the “Company”), a leading provider of wireless asset management solutions, today announced that its Board of Directors adopted a limited duration shareholder rights plan (the “Rights Plan”) pursuant to which a dividend distribution of one preferred stock purchase right (a “Right” and collectively, the “Rights”) will be made for each outstanding share of the Company’s common stock.  The Board of Directors adopted the Rights Plan to assure that the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company, and to guard against partial tender offers, squeeze-outs, open market accumulation and other actions intended to gain control of the Company without paying all shareholders a fair price.  The Rights Plan is not intended to and will not prevent an appropriate transaction at a full and fair price.

Jeffrey M. Jagid, Chief Executive Officer of the Company, commented, “Our Board of Directors is committed to enhancing value for and protecting the interests of our shareholders.  Our Board of Directors has long held the view that the best way to enhance shareholder value is a strong stock price.  As a result of the recent dislocations in the market, we feel it is prudent at this time to adopt a rights plan.  Our Board of Directors will examine the rights plan every three years to determine whether it continues to be in the best interests of our shareholders.”

The Rights Plan, which is similar to the rights plans of other public companies, expires on the earliest to occur of (i) the close of business on the Sunset Date (defined below); (ii) the time at which the Rights are redeemed pursuant to the Rights Plan; or (iii) the time at which the Rights are exchanged as provided in the Rights Plan.  Sunset Date is defined as July 1, 2012, unless the Board determines within 12 months prior to such date that July 1, 2012 shall not be the Sunset Date, then Sunset Date shall mean July 1, 2015, unless the Board determines within 12 months prior to such date that July 1, 2015 shall not be the Sunset Date, then Sunset Date shall mean July 1, 2018, unless the Board determines within 12 months prior to such date that July 1, 2018 shall not be the Sunset Date.  In the event the Board determines that July 1, 2012, July 1, 2015 and July 1, 2018 shall not be the Sunset Date, then “Sunset Date” will mean the close of business on the tenth anniversary of the record date set by the Board of Directors.

Pursuant to the Rights Plan, the Rights will become exercisable if a person acquires 15% or more of the common stock of the Company or commences a tender offer that could result in that person owning 15% or more of the common stock of the Company (an “Acquiring Person”).  The Rights Plan will not apply to (i) certain exempted entities and (ii) existing stockholders who own 15% or more of the Company’s common stock as of the date of adoption of the Rights Plan (a “Grandfathered Stockholder”); provided that, at any time, any Grandfathered Stockholder may be deemed an Acquiring Person by the affirmative vote of a simple majority of the Board of Directors of the Company plus one.

The Company will file a Current Report on Form 8-K and a Registration Statement on Form 8-A with the United States Securities and Exchange Commission (“SEC”) that will contain additional information regarding the terms and conditions of the Rights Plan.  These filings will be available on the SEC’s website at www.sec.gov.

Expanding the range of wireless solutions

About I.D. Systems:  Based in Hackensack, New Jersey, with European business offices in Düsseldorf, Germany, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets, including industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles.  The Company’s patented technology, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control, track, monitor and analyze their assets.  For more information, visit www.id-systems.com.

“Safe Harbor” Statement:  This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the Company’s prospects for growth and the Company’s ability to maintain compliance with the Nasdaq Marketplace Rules.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company.  The Company assumes no obligation to update the information contained in this press release.

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